Exhibit 99.1

Blue Owl Capital Corporation Reports Third Quarter Net Investment Income Per Share of $0.49 and

NAV Per Share of $15.40; Increases Quarterly Dividend

NEW YORK — November 8, 2023 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company”) today announced financial results for its third quarter ended September 30, 2023.

THIRD QUARTER 2023 HIGHLIGHTS

•	Third quarter net investment income (“NII”) of $0.49 per share, which represents the third consecutive quarter of record NII for the Company

•	As a result, Board declared a third quarter supplemental dividend of $0.08 per share

•	Total dividends for the third quarter were $0.41 per share, which represents a 21% increase from the same period a year ago

•	For the fourth quarter 2023, increased quarterly dividend by $0.02 to $0.35 per share

•	Delivered NII ROE[1] of 12.7% in the third quarter, up from 10.2% the prior year

•	Net asset value per share increased to $15.40 compared to $15.26 as of June 30, 2023, which represents the Company’s highest NAV since inception

Craig W. Packer, Chief Executive Officer of Blue Owl Capital Corporation commented, “We saw continued strong momentum in the third quarter, delivering excellent credit performance across the portfolio and our third consecutive quarter of record net investment income. These earnings continue to translate into an attractive return on equity of 12.7%, in addition to growing dividend distributions for our shareholders.”

Dividend Declarations

The Company’s Board of Directors has declared a fourth quarter 2023 dividend of $0.35 per share for stockholders of record as of December 29, 2023, payable on or before January 12, 2024 and a third quarter 2023 supplemental dividend of $0.08 per share for stockholders of record as of November 30, 2023, payable on or before December 15, 2023.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended September 30, 2023, new investment commitments totaled $500.2 million across seven new portfolio companies and six existing portfolio companies. This compares to $183.0 million for the three months ended June 30, 2023 across five new portfolio companies and six existing portfolio companies.

For the three months ended September 30, 2023, the principal amount of new investments funded was $386.6 million. For this period, the Company had $389.7 million aggregate principal amount in sales and repayments.

For the three months ended June 30, 2023, the principal amount of new investments funded was $169.6 million. For this period, the Company had $566.2 million aggregate principal amount in sales and repayments.

As of September 30, 2023 and June 30, 2023, the Company had investments in 187 portfolio companies with an aggregate fair value of $12.9 billion. As of September 30, 2023, the average investment size in each portfolio company was $69.0 million based on fair value.

As of September 30, 2023, based on fair value, our portfolio consisted of 68.9% first lien senior secured debt investments, 13.8% second lien senior secured debt investments, 2.1% unsecured debt investments, 3.1% preferred equity investments, 9.2% common equity investments, and 2.9% joint ventures.

As of June 30, 2023, based on fair value, our portfolio consisted of 69.1% first lien senior secured debt investments, 14.1% second lien senior secured debt investments, 2.1% unsecured debt investments, 3.1% preferred equity investments, 8.8% common equity investments, and 2.8% joint ventures.

As of September 30, 2023 and June 30, 2023, approximately 82.7% and 83.2% of the portfolio was invested in senior secured debt, respectively. As of September 30, 2023, 97.7% of our debt investments based on fair value in our portfolio were at floating rates.

(1)	NII ROE is calculated as annualized Q3’23 net investment income divided by average Q3’23 and Q2’23 net asset value.

As of September 30, 2023 and June 30, 2023, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.3% and 12.2%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.4% and 12.2%, respectively.

As of September 30, 2023, three portfolio companies with an aggregate fair value of $103.0 million were on non-accrual status, representing 0.9% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2023

Investment Income

Investment income increased to $399.0 million for the three months ended September 30, 2023 from $314.1 million for the three months ended September 30, 2022, primarily due to an increase in our portfolio’s weighted average yield from 10.0% as of September 30, 2022 to 11.8% as of September 30, 2023, partially offset by a decrease in our debt investments portfolio from $11.7 billion as of September 30, 2022 to $11.2 billion as of September 30, 2023. Included in investment income is dividend income which includes income earned from our controlled, affiliated and non-controlled, affiliated equity investments. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these fees was relatively consistent. Other income decreased period over period due to a decrease in incremental fee income, which are fees that are generally available as a result of closing investments and normally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses, excluding taxes, increased to $206.2 million for the three months ended September 30, 2023 from $165.7 million for the three months ended September 30, 2022, primarily due to an increase in interest expense and incentive fees. The increase in interest expense was primarily driven by an increase in the average interest rate. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Liquidity and Capital Resources

As of September 30, 2023, we had $432.0 million in cash and restricted cash, $7.2 billion in total principal value of debt outstanding, and $1.4 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.6% and 3.9% for the three months ended September 30, 2023 and September 30, 2022, respectively. Ending net debt to equity was 1.13x and 1.18x as of September 30, 2023 and September 30, 2022, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on November 9, 2023 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.BlueOwlCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13741060

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022
Investments at Fair Value	$12,896,158	$12,892,943	$12,835,918
Total Assets	$13,461,820	$13,393,278	$13,413,191
Net Asset Value Per Share	$15.40	$15.26	$14.85

Investment Income	$399,022	$394,223	$314,053
Net Investment Income	$190,053	$186,676	$146,774
Net Income	$206,938	$195,562	$265,427

Net Investment Income Per Share	$0.49	$0.48	$0.37
Net Realized and Unrealized Gains (and Losses) Per Share	$0.04	$0.02	$0.30
Net Income Per Share	$0.53	$0.50	$0.67
Distributions Declared from Net Investment Income Per Share	$0.33	$0.33	$0.31
Supplemental Distributions Declared from Net Investment Income Per Share	$0.08	$0.07	$0.03
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	12.3%	12.2%	10.2%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.4%	12.2%	10.2%
Percentage of Debt Investment Commitments at Floating Rates	97.7%	98.1%	98.3%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	September 30, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,500,055 and $12,133,062, respectively)	$11,471,820	$12,010,369
Non-controlled, affiliated investments (amortized cost of $19,352 and $6,224, respectively)	19,805	6,175
Controlled, affiliated investments (amortized cost of $1,303,464, and $906,846, respectively)	1,404,533	993,801

Total investments at fair value (amortized cost of $12,822,871 and $13,046,132, respectively)	12,896,158	13,010,345
Cash (restricted cash of $89,264 and $96,420, respectively)	429,676	444,278
Foreign cash (cost of $2,357 and $809, respectively)	2,354	809
Interest receivable	107,112	108,085
Receivable from a controlled affiliate	22,532	17,709
Prepaid expenses and other assets	3,988	3,627

Total Assets	$13,461,820	$13,584,853

Liabilities
Debt (net of unamortized debt issuance costs of $80,535 and $95,647, respectively)	$7,062,399	$7,281,744
Distribution payable	128,612	129,517
Management fee payable	47,796	47,583
Incentive fee payable	40,314	34,462
Payables to affiliates	6,292	6,351
Accrued expenses and other liabilities	176,398	202,793

Total Liabilities	7,461,811	7,702,450

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 389,732,868 and 392,476,687 shares issued and outstanding, respectively	3,897	3,925
Additional paid-in-capital	5,936,644	5,970,674
Accumulated undistributed (overdistributed) earnings	59,468	(92,196)

Total Net Assets	6,000,009	5,882,403

Total Liabilities and Net Assets	$13,461,820	$13,584,853

Net Asset Value Per Share	15.40	14.99

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$307,701	$240,601	$894,371	$655,303
Payment-in-kind interest income	40,925	30,539	128,783	79,698
Dividend income	17,324	14,867	52,764	36,280
Other income	2,332	5,408	12,539	14,794

Total investment income from non-controlled, non-affiliated investments	368,282	291,415	1,088,457	786,075

Investment income from non-controlled, affiliated investments:
Dividend income	36	—	213	—

Total investment income from non-controlled, affiliated investments	36	—	213	—

Investment income from controlled, affiliated investments:
Interest income	5,717	2,140	13,944	5,767
Payment-in-kind interest income	773	—	773	—
Dividend income	24,032	20,303	66,720	59,136
Other Income	182	195	760	520

Total investment income from controlled, affiliated investments	30,704	22,638	82,197	65,423

Total Investment Income	399,022	314,053	1,170,867	851,498

Expenses
Interest expense	110,445	81,210	324,416	209,935
Management fees	47,796	46,886	143,911	141,172
Performance based incentive fees	40,314	31,134	117,640	83,630
Professional fees	3,890	3,788	11,697	11,022
Directors’ fees	445	276	960	832
Other general and administrative	3,349	2,381	9,158	6,656

Total Operating Expenses	206,239	165,675	607,782	453,247

Net Investment Income (Loss) Before Taxes	192,783	148,378	563,085	398,251

Income tax expense (benefit), including excise tax expense	2,730	1,604	8,495	3,998

Net Investment Income (Loss) After Taxes	$190,053	$146,774	$554,590	$394,253

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$22,371	$75,368	$91,855	$(147,545)
Non-controlled, affiliated investments	507	—	502	—
Controlled, affiliated investments	(2,076)	47,026	14,113	31,632
Translation of assets and liabilities in foreign currencies	(2,292)	(3,807)	278	(7,510)
Income tax (provision) benefit	(1,521)	—	(4,217)	—

Total Net Change in Unrealized Gain (Loss)	16,989	118,587	102,531	(123,423)

Net realized gain (loss):
Non-controlled, non-affiliated investments	235	201	353	4,853
Non-controlled, affiliated investments	—	—	(52,482)	—
Foreign currency transactions	(339)	(135)	(647)	(1,218)

Total Net Realized Gain (Loss)	(104)	66	(52,776)	3,635

Total Net Realized and Change in Unrealized Gain (Loss)	16,885	118,653	49,755	(119,788)

Net Increase (Decrease) in Net Assets Resulting from Operations	$206,938	$265,427	$604,345	$274,465
Earnings Per Share - Basic and Diluted	$0.53	$0.67	$1.55	$0.70

Weighted Average Shares Outstanding - Basic and Diluted	389,703,612	393,823,013	390,223,606	394,103,935

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended September 30,
($ in thousands)	2023	2022
New investment commitments
Gross originations	$510,987	$427,436
Less: Sell downs	(10,803)	—

Total new investment commitments	$500,184	$427,436

Principal amount of investments funded:
First-lien senior secured debt investments	$363,504	$230,494
Second-lien senior secured debt investments	—	—
Unsecured debt investments	—	—
Preferred equity investments	—	24,716
Common equity investments	22,266	17,047
Joint ventures(3)	875	31,500

Total principal amount of investments funded	$386,645	$303,757

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(342,060)	$(206,828)
Second-lien senior secured debt investments	(42,663)	—
Unsecured debt investments	—	(22,433)
Preferred equity investments	(4,963)	—
Common equity investments	—	—
Joint ventures(3)	—	—

Total principal amount of investments sold or repaid	$(389,686)	$(229,261)

Number of new investment commitments in new portfolio companies(1)	7	13
Average new investment commitment amount	$61,240	$25,296
Weighted average term for new debt investment commitments (in years)	4.3	6.0
Percentage of new debt investment commitments at floating rates	92.2%	80.8%
Percentage of new debt investment commitments at fixed rates	7.8%	19.2%
Weighted average interest rate of new debt investment commitments(2)	11.7%	10.5%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	6.3%	6.3%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended September 30, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.40% as of September 30, 2023. For the three months ended September 30, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.59% as of September 30, 2022.

(3)	This was disclosed as “Investment funds and vehicles” as of September 30, 2022.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2023, OBDC had investments in 187 portfolio companies with an aggregate fair value of $12.9 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com